                                                                     EXHIBIT 5.1

                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                  June 23, 2003

Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240

         Re: Atmos Energy Corporation
             Common Stock Offering

Ladies and Gentlemen:

         As counsel for Atmos Energy Corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") (File No. 333-75576) filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, with respect to the offering and issuance from time to time by the Company of up to $600,000,000 aggregate offering price of the following: (i) one or more series of its debt securities or (ii) shares of the Company's Common Stock, no par value per share (the "Common Stock").

         For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

         (1) The Purchase Agreement, dated as of June 18, 2003 (the "Purchase Agreement"), between the Company and the underwriters named therein, relating to the offering of 4,000,000 shares of Common Stock;

Atmos Energy Corporation
June 23, 2003
Page 2

         (2) The Prospectus Supplement, dated as of June 18, 2003 (including the Prospectus dated as of January 30, 2002 and the documents incorporated by reference therein, the "Prospectus"), relating to such offering;

         (3) The Restated Articles of Incorporation of the Company, as amended to date;

         (4) The Amended and Restated Bylaws of the Company, as amended to date; and

         (5) Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

         In rendering the opinion expressed below, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

         On the basis of the foregoing examination, and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that, when shares of Common Stock shall have been issued and sold within the limits and as described in the Registration Statement and the Prospectus, and in accordance with the terms and conditions of the Purchase Agreement, and in a manner contemplated in the Registration Statement and the Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         The opinions set forth herein are subject to the following qualifications and limitations:

                  A. The effectiveness of the Registration Statement under the Act will not have been terminated or rescinded.

                  B. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the Federal laws of the United States of America and (ii) the laws of the State of Texas. This opinion is limited to the effect of the foregoing laws as they presently exist. We express no opinion as to the effect of the laws of the Commonwealth of Virginia on any such issuance, payment and nonassessability of the Common Stock. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof.

Atmos Energy Corporation
June 23, 2003
Page 3

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ GIBSON, DUNN & CRUTCHER LLP
                                                 Gibson, Dunn & Crutcher LLP